UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):December 31, 2025

APPYEA, INC.

Nevada	000-55403	46-1496846
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

16 Balfour Street, Jerusalem Israel
(Address of Principal Executive Offices)	(Area Code)

(800) 674-3561

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Asset Acquisition

On December 31, 2025, AppYea Inc., a Nevada corporation (the “Company”), completed its acquisition of certain technology of Techlott Ltd., private company formed under the laws of the Republic of Cyprus (“Techlott”), comprised of blockchain-based, decentralized lottery ecosystem leveraging smart contracts, verifiable randomness, and advanced infrastructure to deliver transparent, secure, and scalable lottery experiences (the “Technology”), pursuant to the terms of that certain Intellectual Property Purchase Agreement dated as of August 20, 2025 entered into by the Company and Techlott (the “IP Purchase Agreement”). The IP Purchase Agreement was filed as Exhibit 10.1 to the Company’s current report on Form 9-K filed with the Securities and Exchange Commission on August 21, 2025 disclosing the entry into the IP Purchase Agreement.

Pursuant to the terms of the IP Purchase Agreement, the aggregate consideration to be paid by the Company is 1,277,922,611 shares (the “Consideration Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), representing 35% of the Company’s issued and outstanding capital on a fully diluted basis. However, pending the increase in the number of the authorized shares of the Company’s Comon Stock (the “Authorized Common Stock Share Increase”), the Company issued to Techlott 49,117 shares of the newly created preferred stock, par value $0.0001 per share (the “Series B Preferred”), which by their terms automatically convert into the Consideration Shares upon the effectiveness of the Authorized Common Stock Share Increase. Techlott is entitled to certain anti-dilution protection.

Mark Katzenelson, the president of Techlott, was appointed as President of the Company and Ben Harris, the CTO of Techlott, was appointed as CTO of the Company. Each of Mr. Katzenelson and Harris were also appointed to the Company’s board of directors (the “Company Board”).

Item 3.02 Unregistered Sales of Equity Securities.

In conjunction with the closing of the purchase of the Technology referred to above, between December 31, 2025 and January 5, 2026, the holders of outstanding convertible promissory notes of the Company in an aggregate amount of approximately $0.8 million have agreed to convert the outstanding balance of these notes into 245,013,836 shares of the Company’s Common stock (the “Conversion Shares”). In addition, the holder of convertible promissory notes of the Company in an aggregate amount $863,840 has agreed to (i) extend the maturity date of such notes by an additional two years to February 15, 2028 and (ii) to refrain from exercising the conversion of terms of such notes until the new extended maturity date. The interest on the balance of such note shall continue to accrue at per annum rate of eight percent (8%).

The shares of the Series B preferred Stock and the Conversion Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. No general solicitation or advertising was used in connection with the offering. The securities are “restricted securities” as defined in Rule 144 under the Securities Act and bear a restrictive legend

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2025, each of Mark Katzenelson and Ben Harris were appointed to the Company’s Board and President and Chief Technology Officer, respectively. Mr. Katzenelson was formerly the President of Techlott and Mr. Harris was formerly the chief technology officer of Techlott.

Mark Katzenelson is a senior business executive and entrepreneur with more than two decades of experience spanning real estate development, international investments, and technology-driven ventures. Throughout his career, Mark has built and led diversified business operations across Europe and international markets, with a strong focus on long-term value creation, operational excellence, and scalable growth.Mark’s professional foundation lies in real estate entrepreneurship, where he has been deeply involved in residential, commercial, and office developments for over 20 years. His hands-on approach covers the full investment lifecycle—from acquisition and development to portfolio management and strategic exits—establishing him as a trusted leader in complex, cross-border real estate environments.

In parallel with his real estate activities, Mark has led and owned industrial and operational businesses, gaining extensive experience in production oversight, supply-chain coordination, and operational scalability within global business ecosystems. Over the past several years, Mark has expanded his leadership into high-tech and algorithmic systems, with strategic ownership and business involvement in technology ventures such as Techlott. His work in this domain focuses on technology-enabled platforms, lottery systems, and regulatory-aware business models, bridging traditional industries with modern digital infrastructure.

Mark is also the Founder and CEO of Keemple, a smart home technology company, where he has led product vision, business strategy, and international market deployment. Mark brings a strong legal and regulatory perspective to his ventures, positioning him at the intersection of business leadership, technology innovation, and cross-border operations. He received his Bachelor of Laws (LL.B) in 2005.

Ben Harris is a veteran technology executive with 20 years of experience driving innovation in the gaming and finance sectors. He has collaborated with industry giants such as Playtech and DraftKings, delivering data-driven solutions that redefine user engagement. As the CEO of MetaLottery and Tarcha Group, Ben combines his extensive gaming background with expertise in blockchain architecture and Web3 integration, building secure, scalable, and compliant platforms for the digital economy.

In conjunction with their appointments, on December 31, 2025, the Company entered into a consulting agreement with each of Mr. Katzenelson and Harris. Under the terms of each of the consulting agreements, each of Mr. Katzenelson and Harris is entitled to a monthly fee of $30,000, retroactive to August 20, 2025 (in each case the “Base Fee”) for a three year period. In addition, in the event that the Company decides to terminate a consulting agreement for any reason other than cause (as defined in each agreement) or there is Change of Control (as defined in each agreement), then the Company is to pay to each of them as the case may be, a severance payment equal to 36 months Base Fee. In addition, each of YK and EG is entitled to reimbursement for any amounts expended in the course of their services to the Company.

Each consulting agreement contains standard confidentiality and non-compete arrangements.

The foregoing summary of the consulting agreements does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Preferred Stock

On November 26, 2025, the Company filed a certificate of designation (the “B Certificate of Designation”) with the Secretary of State of Nevada, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the shares of the Series B Preferred Stock. The material terms of the Series B- Preferred Stock are described below. The total number of authorized shares of the Series B-8 Preferred Stock is 100,000 shares. On December 31 2025, an amendment was filed to the B Certificate of Designation with respect to the number of shares of Common stock into which the Series B Preferred Stock are to mandatorily convert.

Mandatory Conversion

Each outstanding share of Series B Preferred Stock will automatically convert into 25,000 shares of Common Stock (the “B Mandatory Conversion”) upon the effectiveness of the Authorized Increase in Shares of Common Stock

Liquidation Preference

In the event of any liquidation or dissolution of the Company, the holders of Series B Preferred Stock shall be entitled receive, pro rata with the holders of the Company’s Common Stock, and any other shares of preferred stock of the Company identified as “Designated Preferred Stock,” a per share amount equal to such amount per share as would have been payable had all shares of Series B Preferred Stock been converted to Common Stock pursuant to the B Certificate of Designation (without giving effect to any ownership limitations therein) immediately prior to such liquidation or dissolution of the Company (the “Liquidation Preference”).

Redemption

The Series B Preferred Stock are not redeemable.

Dividends

Dividends will be paid on the Series B Preferred Stock on an as-converted basis when, as, and if paid on the Common Stock.

Voting Rights

Except as required by law, each share of Series B Preferred Stock shall be entitle its holder to vote fifteen thousand shares (15,000) at any meeting of the stockholders or otherwise to participate in any action taken by the Company or the stockholders thereof, or to receive notice of any meeting of stockholders.

The foregoing summary of the B Certificate of Designation and the amendment thereof does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement dated as of December 31, 2025 between AppYea Inc. and Mark Katzenelson
10.2	Consulting Agreement dated as of December 31, 2025 between AppYea Inc. and Ben Harris
99.1	Certificate of Designation of the Series B Preferred Stock
99.2	Amendment to Designation of the Series B Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppYea, Inc.

By:	/s/ Ron Mekler
Name:	Ron Mekler
Title:	Chief Financial Officer

Date: January 7, 2026